EXECUTION VERSION

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                                CREDIT AGREEMENT



                            Dated as of July 3, 2006



                                      among



                               INTERSECTIONS INC.,

                          CERTAIN SUBSIDIARIES THEREOF
                                  as Borrowers,


                             BANK OF AMERICA, N.A.,
                           as the Administrative Agent

                                       and

                                   L/C Issuer,
                                       and

                The Other Lenders Party Hereto From Time To Time



                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager



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                                TABLE OF CONTENTS

Section                                                                   Page

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

1.01     Defined Terms.....................................................1
1.02     Other Interpretive Provisions....................................22
1.03     Accounting Terms.................................................23
1.04     Rounding.........................................................23
1.05     Times of Day.....................................................23
1.06     Letter of Credit Amounts.........................................23
1.07     Covenant Adjustments.............................................24

                                   ARTICLE IA
              CONSUMMATION OF TRANSACTION; TIMING AND EFFECTIVENESS

1A.01    Consummation of Transaction......................................24

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

2.01     Term Loan........................................................25
2.02     Revolving Loans..................................................25
2.03     Borrowings of Revolving Loans....................................25
2.04     Letters of Credit................................................26
2.05     Prepayments......................................................34
2.06     Termination or Reduction of Commitments..........................35
2.07     Repayment of Loans...............................................36
2.08     Interest.........................................................36
2.09     Fees.............................................................36
2.10     Computation of Interest and Fees.................................37
2.11     Evidence of Debt.................................................37
2.12     Payments Generally; the Administrative Agent's Clawback..........38
2.13     Sharing of Payments..............................................40
2.14     Designated Co-Borrowers; Joint and Several Liability;
         Borrowers' Waivers and Consents; Agency of the Company...........40

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01     Taxes............................................................45
3.02     [Reserved].......................................................46
3.03     [Reserved].......................................................46
3.04     Increased Costs..................................................46
3.05     Mitigation Obligations...........................................47
3.06     Survival.........................................................48

                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01     Conditions of Initial Credit Extension...........................48
4.02     Conditions to all Credit Extensions..............................50

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

5.01     Existence, Qualification and Power; Compliance with Laws.........51
5.02     Authorization; No Contravention..................................51
5.03     Governmental Authorization; Other Consents.......................52
5.04     Binding Effect...................................................52
5.05     Financial Statements; No Material Adverse Effect; No
         Internal Control Event...........................................52
5.06     Litigation.......................................................53
5.07     No Default.......................................................53
5.08     Ownership of Property; Liens.....................................53
5.09     Environmental Compliance.........................................53
5.10     Insurance........................................................53
5.11     Taxes............................................................53
5.12     ERISA Compliance.................................................54
5.13     Subsidiaries.....................................................54
5.14     Margin Regulations; Investment Company Act; Public
         Utility Holding Company Act......................................54
5.15     Disclosure.......................................................55
5.16     Compliance with Laws.............................................55
5.17     Intellectual Property; Licenses, Etc.............................55
5.18     Rights in Collateral; Priority of Liens..........................55

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

6.01     Financial Statements.............................................56
6.02     Certificates; Other Information..................................57
6.03     Notices..........................................................59
6.04     Payment of Obligations...........................................59
6.05     Preservation of Existence, Etc...................................59
6.06     Maintenance of Properties........................................60
6.07     Maintenance of Insurance.........................................60
6.08     Compliance with Laws.............................................60
6.09     Books and Records................................................60
6.10     Inspection Rights................................................60
6.11     Use of Proceeds..................................................60
6.12     Financial Covenants..............................................61
6.13     Additional Subsidiaries..........................................61
6.14     Collateral Records...............................................62
6.15     Security Interests...............................................62
6.16     Bank Accounts....................................................62
6.17     Conditions Subsequent............................................62

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

7.01     Liens............................................................63
7.02     Investments......................................................64
7.03     Indebtedness.....................................................65
7.04     Fundamental Changes..............................................66
7.05     Dispositions.....................................................66
7.06     Restricted Payments..............................................67
7.07     Acquisitions.....................................................67
7.08     Change in Nature of Business.....................................68
7.09     Transactions with Affiliates.....................................68
7.10     Burdensome Agreements............................................68
7.11     Use of Proceeds..................................................68
7.12     Foreign Subsidiaries.............................................69

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

8.01     Events of Default................................................69
8.02     Remedies Upon Event of Default...................................71
8.03     Application of Funds.............................................71

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

9.01     Appointment and Authorization of the Administrative Agent........72
9.02     Rights as a Lender...............................................73
9.03     Exculpatory Provisions...........................................73
9.04     Reliance by the Administrative Agent.............................74
9.05     Delegation of Duties.............................................74
9.06     Resignation of the Administrative Agent..........................75
9.07     Non-Reliance on the Administrative Agent and Other Lenders.......76
9.08     No Other Duties, Etc.............................................76
9.09     The Administrative Agent May File Proofs of Claim................76
9.10     Guaranty Matters.................................................77
9.11     Collateral Matters...............................................77

                                   ARTICLE X.
                                  MISCELLANEOUS

10.01    Amendments, Etc..................................................78
10.02    Notices; Effectiveness; Electronic Communications................80
10.03    No Waiver; Cumulative Remedies...................................82
10.04    Expenses; Indemnity; Damage Waiver...............................82
10.05    Payments Set Aside...............................................84
10.06    Successors and Assigns...........................................84
10.07    Treatment of Certain Information; Confidentiality................88
10.08    Right of Setoff..................................................89
10.09    Interest Rate Limitation.........................................89
10.10    Counterparts; Integration; Effectiveness.........................89
10.11    Survival of Representations and Warranties.......................90
10.12    Severability.....................................................90
10.13    Governing Law; Arbitration.......................................90
10.14    USA PATRIOT Act Notice...........................................92
10.15    Time of the Essence..............................................92



SCHEDULES
  1.01   Designated Co-Borrowers
  2.01   Revolving Credit Commitments and Applicable Revolving Credit
         Percentages
  5.06   Litigation
  5.09   Environmental Matters
  5.13   Subsidiaries and Other Equity Investments
  6.17   Conditions Subsequent
  7.01   Existing Liens
  7.02   Existing Investments
  7.03   Existing Indebtedness
  10.02  Administrative Agent's Office, Certain Addresses for Notices
  10.06  Processing and Recordation Fees


EXHIBITS

  Form of
  A      Revolving Loan Notice
  B-1    Term Loan Note
  B-2    Revolving Loan Note
  C      Compliance Certificate
  D      Assignment and Assumption
  E      Designated Co-Borrower Request and Assumption Agreement
  F      Designated Borrower Notice



                                CREDIT AGREEMENT

          CREDIT AGREEMENT (this "AGREEMENT") is entered into as of July 3, 2006, among INTERSECTIONS INC., a Delaware corporation ("COMPANY"), certain Subsidiaries of the Company party hereto from time to time (together with the Company, the "Borrowers" and each a "Borrower"), each lender from time to time party hereto (collectively, "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as the Administrative Agent and L/C Issuer.

          In connection with and in order to effectuate the Transaction, as defined herein, the Borrowers have requested that the Lenders provide the Borrowers with a revolving credit facility and a term loan, and Lenders are willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:



                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

          1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

          "ACCEPTANCE" has the meaning specified in Section 1A.01.

          "ACQUISITION" means the acquisition of (i) a controlling equity or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

          "ADMINISTRATIVE AGENT" or "AGENT" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

          "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

          "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "AGGREGATE COMMITMENTS" means, as at the date of determination thereof, the sum of (a) the Aggregate Revolving Credit Commitments at such date, plus (b) the Outstanding Amount with respect to the Term Loan at such date.

          "AGGREGATE REVOLVING CREDIT COMMITMENTS" means, as at the date of determination thereof, the Revolving Credit Commitments of all the Revolving Lenders at such date.

          "AGREEMENT" means this Credit Agreement.

          "APPLICABLE PERCENTAGE" means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) equal to:

               (a) the sum of (i) such Lender's Revolving Credit Commitment at such time (or, if a Commitment Termination Event has occurred, the Revolving Credit Commitment of such Lender in effect immediately prior to such termination and after giving effect to any subsequent assignments), plus (ii) the portion of the outstanding principal amount of the Term Loan funded by such Lender, after giving effect to any subsequent assignments,

               DIVIDED BY

               (b) the sum of (i) the Aggregate Revolving Credit Commitments (or, if a Commitment Termination Event has occurred, the Aggregate Revolving Credit Commitments most recently in effect immediately prior to such termination), plus (ii) the outstanding principal amount of the Term Loan.

          "APPLICABLE REVOLVING CREDIT PERCENTAGE" means with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Credit Commitments represented by such Revolving Lender's Revolving Credit Commitment at such time. If a Commitment Termination Event has occurred, then the Applicable Revolving Credit Percentage of each Revolving Lender shall be determined based on the Applicable Revolving Credit Percentage of such Revolving Lender most recently in effect, giving effect to any subsequent assignments, and the Aggregate Revolving Credit Commitment most recently in effect. The initial Applicable Revolving Credit Percentage of each Lender is set forth opposite the name of such Revolving Lender on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable.

          "APPLICABLE TERM LOAN PERCENTAGE" means, with respect to each Term Loan Lender, at any time, the percentage (carried out to the ninth decimal place) of the Outstanding Amount of the Term Loan owing to such Term Loan Lender as of the date of measurement thereof, after giving effect to any assignments made pursuant to SECTION 10.06 on or prior to such date of measurement.

          "APPLICABLE RATE" means, from time to time, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to
SECTION 6.02(b):

Applicable Rate:


                                                               LIBOR Monthly
                                                               Floating Rate+
        Pricing      Consolidated                               -------------
        Level        Leverage Ratio               Unused Fee       L/C Fee
        ------------ ------------------------  ---------------- ---------------
             1       Less than or equal to        0.150%            1.000%
                     1.00 to 1.00

             2       Less than or equal to        0.200%            1.250%
                     1.50 to 1.00, but greater
                     than 1.00 to 1.00

             3       Less than or equal to        0.250%            1.500%
                     2.00 to 1.00, but greater
                     than 1.50 to 1.00

             4       Greater than 2.00 to 1.00    0.250%            1.750%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day of the month immediately following the date a Compliance Certificate is delivered pursuant to SECTION 6.02(b) ("APPLICABLE RATE CHANGE DATE"); PROVIDED, HOWEVER, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day of the month following the date such Compliance Certificate was required to have been delivered. The Applicable Rate in effect from the Closing Date through the first Applicable Rate Change Date, shall be determined based upon Pricing Level 1.

          "ASSIGNEE GROUP" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

          "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by SECTION 10.06(b)(iv)), and accepted by the Administrative Agent, in substantially the form of EXHIBIT D or any other form approved by the Administrative Agent.

          "ATTRIBUTABLE INDEBTEDNESS" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

          "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2005, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

          "AVAILABILITY PERIOD" means the period from and including the Closing Date to the earliest of (a) the Revolving Credit Maturity Date, (b) the date of a Commitment Termination Event.

          "BANK OF AMERICA" means Bank of America, N.A. and its successors.

          "BORROWER" has the meaning specified in the introductory paragraph hereto.

          "BORROWING" means any of (i) the advance of the Term Loan on the Closing Date pursuant to Section 2.01, or (ii) a Revolving Borrowing as the context may require.

          "BORROWER MATERIALS" has the meaning specified in Section 6.02.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located, and to the extent such day relates to the determination of the LIBOR Monthly Floating Rate, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

          "CASH COLLATERALIZE" has the meaning specified in SECTION 2.03(g).

          "CHANGE IN LAW" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

          "Change of Control" means, with respect to any Person, an event or series of events by which:

          (a) any "person" or "group"(as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "OPTION RIGHT"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 40% (or, to the extent lower, the percentage of beneficial ownership held by Loeb Holding Corporation and its Affiliates but in no event less than 25%) or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); PROVIDED, that with respect to Loeb Holding Corporation and its Affiliates the "40%" in this subpart (a) shall be deemed to read "49%" and the parenthetical following such percentage shall be disregarded;

          (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors.

          "CLOSING DATE" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived
in accordance with SECTION 10.01.

          "CMSI" means Chartered Marketing Services, Inc.

          "CODE" means the Internal Revenue Code of 1986.

          "COLLATERAL" shall mean any and all assets and rights and interests in or to property of the Borrowers, whether real or personal, tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Collateral Documents but shall not include the Excluded Property.

          "COLLATERAL DOCUMENTS" means the Security Agreement (including any joinder agreement thereto), the Pledge Agreement (including any joinder agreement thereto), the Domain Name Transfer Agreement and all other agreements, instruments and documents now or hereafter executed and delivered in connection with this Agreement pursuant to which Liens are granted or purported to be granted to the Administrative Agent in Collateral securing all or part of the Obligations, each in form and substance satisfactory to the Administrative Agent.

          "COMMITMENT TERMINATION EVENT" means the occurrence of any of the following: (y) the termination, pursuant to SECTION 2.06 or 8.02 or otherwise, of the Revolving Credit Commitment of each Revolving Lender to make Revolving Loans or the L/C Issuer to make L/C Credit Extensions, or (z) the expiration of the Aggregate Revolving Credit Commitments.

          "COMPANY" has the meaning specified in the introductory paragraph hereto.

          "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT D.

          "CONSOLIDATED CASH FLOW" means for any period, for the Company and its Subsidiaries on a consolidated basis, (a) net income, after income tax, (b) less income or plus loss from discontinued operations and extraordinary items, (c) plus depreciation, amortization and other non-cash charges, (d) plus interest expense on all obligations, and (e) minus dividends, withdrawals and other distributions (to include stock buybacks), and (f) minus any unfinanced capital expenditures; provided that for the purposes of calculating Consolidated Cash Flow, Screening shall be deemed to be a Subsidiary but amounts otherwise includable in Consolidated Cash Flow attributable to the results of operations of Screening shall only be included to the extent that such amounts were distributed in cash by Screening to the Company during the applicable period.

          "CONSOLIDATED EBITDA" means for any period, for the Company and its Subsidiaries on a consolidated basis, (a) net income, (b) less income or plus loss from discontinued operations and extraordinary items, (c) plus income taxes, (d) plus interest expense, (e) plus depreciation, depletion, amortization, impairment of good will, write-down of intangibles, and the amortization and expensing of non-cash stock-based compensation; provided that for the purposes of calculating Consolidated EBITDA, Screening shall be deemed to be a Subsidiary but amounts otherwise includable in Consolidated EBITDA attributable to the results of operations of Screening shall only be included to the extent that such amounts were distributed in cash by Screening to the Company during the applicable period.

          "CONSOLIDATED FIXED CHARGES" means for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the current portion (scheduled principal) of long term debt, (b) the current portion (scheduled principal) of capitalized lease obligations, and (c) interest expense on all obligations during such period and (d) Ordinary Dividends paid by the Company during such period.

          "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means for any date of determination the ratio of (a) Consolidated Cash Flow for the specified period ending immediately prior to such date of determination to (b) Consolidated Fixed Charges for such period.

          "CONSOLIDATED LEVERAGE RATIO" means for any date of determination the ratio of (a) Consolidated Total Funded Debt determined as of the last day of the specified period to (b) Consolidated EBITDA for such period.

          "CONSOLIDATED TANGIBLE NET WORTH" means, for the Company and its Subsidiaries on a consolidated basis, the value of total assets (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, and other like intangibles, and monies due from Affiliates, officers, directors, employees, shareholders, members or managers) less total liabilities, including but not limited to accrued and deferred income taxes.

          "CONSOLIDATED TOTAL FUNDED DEBT" means for any date, for the Company and its Subsidiaries on a consolidated basis, all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long term liabilities as of such date.

          "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

          "COST OF ACQUISITION" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the difference between (1) the sum of the following (without duplication): (a) the value of the capital stock, warrants or options to acquire capital stock of any Borrower or any Subsidiary to be transferred in connection therewith, (b) the amount of any cash and fair market value of other property (excluding property described in CLAUSE (a) and the unpaid principal amount of any debt instrument) given as consideration, (c) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed, acquired or repaid by any Borrower or any Subsidiary in connection with such Acquisition,
(d) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the balance sheet of the Company and its Subsidiaries in accordance with GAAP, (e) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Company and its Subsidiaries in accordance with GAAP, (f) the aggregate fair market value of all other consideration given by any Borrower or any Subsidiary in connection with such Acquisition, and (g) out-of-pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred and capitalized in accordance with GAAP; and (2) the net cash proceeds received as a result of such Acquisition. For purposes of determining the Cost of Acquisition for any transaction, the capital stock of any Person shall be valued (i) in the case of capital stock that is then designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASDAQ") or is listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and (ii) with respect to any other shares of capital stock, as determined by the Board of Directors of such Borrower and, if requested by the Administrative Agent, determined to be a reasonable valuation by the independent public accountants referred to in SECTION 6.01(a).

          "CREDIT EXTENSION" means each of the following: (a) a Term Loan, (b) a Revolving Borrowing and (c) an L/C Credit Extension.

          "CREDIT FACILITY" means each of the Term Loan and the Revolving Credit Facility.

          "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

          "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

          "DEFAULT RATE" means (a) when used with respect to Obligations other than the L/C Fees an interest rate equal to (i) the LIBOR Monthly Floating Rate PLUS (ii) the Applicable Rate based on Pricing Level 4 PLUS (iii) 2% per annum, and (b) when used with respect to the L/C Fees, a rate equal to (i) the Applicable Rate based on Pricing Level 4 PLUS (ii) 2% per annum.

          "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Term Loan, the Revolving Loans, or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

          "DESIGNATED CO-BORROWER" means each of (i) the Company, (ii) each Subsidiary listed on SCHEDULE 1.01 and (iii) each other direct or indirect Domestic Subsidiary of the Company which the Company designates as a Designated Co-Borrower from time to time in accordance with SECTIONS 2.14 and 6.13, but excluding any Designated Co-Borrower released in accordance with SECTION 9.10 or
SECTION 10.01.

          "DESIGNATED BORROWER NOTICE" has the meaning specified in SECTION
2.14.

          "DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT" has the meaning specified in SECTION 2.14.

          "DISPOSITION" or "DISPOSE" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

          "DOLLAR" and "$" mean lawful money of the United States.

          "DOMAIN NAME TRANSFER AGREEMENT" means the Domain Name Transfer Agreement dated of even date herewith made by each Borrower in favor of the Administrative Agent for the benefit of the Secured Parties, in form and substance satisfactory to the Administrative Agent, to be delivered in escrow to the Administrative Agent on the Closing Date.

          "DOMESTIC SUBSIDIARY" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

          "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuer, and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); PROVIDED that notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of the Company's Affiliates or Subsidiaries.

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "EQUITY INTERESTS" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with any Borrower (including CMSI) within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

          "ESCROW AGREEMENT" means that certain Escrow Agreement dated as of July 3, 2006 by and among the Company, Michael J. Kennedy, in his capacity as Shareholder Representative, and SunTrust Bank, as Escrow Agent.

          "ESCROW FUND" means the escrow fund established under the Escrow Agreement into which proceeds of the Term Loan will be deposited directly upon the funding thereof on the Closing Date.

          "EURODOLLAR RESERVE PERCENTAGE" means, for any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The LIBOR Monthly Floating Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

          "EVENT OF DEFAULT" has the meaning specified in Section 8.01.

          "EXCLUDED PROPERTY" means (i) any owned or leased real Property, (ii) any owned or leased personal property which is located outside of the United States, (iii) any personal property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in any of the United States Copyright Office, the United States Patent and Trademark Office, the Canadian Copyright Office and the Canadian Patent and Trademark Office, (iv) any property subject to a Permitted Lien if the documents governing such Lien or the Indebtedness secured thereby prohibit the Loan Party owning such property from granting any other Liens in such property, (v) any lease, license or other contract or any rights thereunder if the grant of a security interest in such lease, license, contract or rights is prohibited by the terms of such lease, license or contract or by applicable law and would result in the termination of such lease, license or contract, but only to the extent that any such prohibition is not rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law (including Debtor Relief
Laws), (vi) any Internet domain name owned or held by any Loan Party in trust or otherwise for the beneficial ownership of a third party, (vii) any real or personal property owned by Screening and (vii) any ownership interest of any Loan Party in Screening.

          "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, and (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located.

          "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement dated as of September 8, 1998 among CMSI, the lenders party thereto and Bank of America, as administrative agent (as successor to Fleet National Bank).

          "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

          "FOREIGN SUBSIDIARY" means any Subsidiary organized under the laws of a political subdivision outside of the United States.

          "FRB" means the Board of Governors of the Federal Reserve System of the United States.

          "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

          "GOVERNMENTAL AUTHORITY" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

          "GRANTOR" means each of the Company and each other Borrower and each existing and future Domestic Subsidiary of the Company executing the Security Agreement (or a joinder agreement with respect thereto).

          "GUARANTEE" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income, earnings or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

          "GUARANTOR" means each existing and future direct and indirect Foreign Subsidiary of the Company required by the Required Lenders to execute the Guaranty (or a joinder agreement with respect thereto).

          "GUARANTY" means a Guaranty (and each joinder agreement with respect thereto) made by each Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, in form and substance satisfactory to the Administrative Agent.

          "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

               (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

               (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

               (c) net obligations of such Person under any Swap Contract;

               (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

               (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, but excluding indebtedness arising under customary reservations or retentions of title in agreements with suppliers entered into in the ordinary course of business;

               (f) capital leases and Synthetic Lease Obligations;

               (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, in each case only to the extent due prior to the Revolving Credit Maturity Date; and

               (h) all Guarantees of such Person in respect of any of the foregoing.

          For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

          "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

          "INDEMNITEES" has the meaning specified in Section 10.04(b).

          "INFORMATION" has the meaning specified in Section 10.06.

          "INTERNAL CONTROL EVENT" means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Company's internal controls over financial reporting, in each case as described in the Securities Laws.

          "INVESTMENT" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

          "IRS" means the United States Internal Revenue Service.

          "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

          "ISSUER DOCUMENTS" means with respect to any Letter of Credit, the L/C Application, and any other document, agreement and instrument entered into by the L/C Issuer and any Borrower in favor of the L/C Issuer and relating to any such Letter of Credit.

          "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities (including, without limitation, Environmental Laws and ERISA), including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

          "L/C ADVANCE" means, with respect to each Revolving Lender, such Revolving Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

          "L/C APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

          "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

          "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

          "L/C EXPIRATION DATE" means the day that is seven (7) days prior to the Revolving Credit Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

          "L/C FEES" has the meaning specified in Section 2.04(i).

          "L/C ISSUER" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

          "L/C OBLIGATIONS" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

          "L/C SUBLIMIT" means an amount equal to $5,000,000. The L/C Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

          "LENDER" has the meaning specified in the introductory paragraph hereto.

          "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

          "LETTER OF CREDIT" means any standby letter of credit issued.

          "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

          "LIBOR MONTHLY FLOATING RATE" means a rate per annum determined by the Administrative Agent pursuant to the following formula:

          LIBOR Monthly Floating Rate  =   LIBOR Monthly Floating Base Rate
                                          ----------------------------------
                                          1.00 - Eurodollar Reserve Percentage

          Where,

          "LIBOR Monthly Floating Base Rate" means, for all Loans, on each day any such Loan is outstanding, the fluctuating rate of interest (rounded upwards, as necessary, to the nearest 1/100 of 1%) equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the most recent Interest Rate Change Date, for Dollar deposits (for delivery on such Interest Rate Change Date) with a term of one month, as adjusted from time to time in the Administrative Agent's sole discretion for changes in deposit insurance requirements and other regulatory costs. If such rate is not available at such time for any reason, then the "LIBOR Monthly Floating Base Rate" shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery in same day funds in the approximate amount of the Loans outstanding with a term equivalent to a one-month would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time), on each day any such Loan is outstanding.

          "INTEREST RATE CHANGE DATE" means the first day of each month; provided however, that if such date is not a Business Day, then the "Interest Rate Change Date" shall be the next succeeding Business Day.

          "LOAN" means an extension of credit by a Lender to a Borrower under
Article II in the form of a Term Loan or a Revolving Loan.

          "LOAN DOCUMENTS" means this Agreement, each Note, each Issuer Document, each Collateral Document and the Guaranty.

          "LOAN PARTIES" means, collectively, each Borrower and each Person (other than the Administrative Agent, the L/C Issuer, or any Lender) executing a Loan Document including, without limitation, each Guarantor and each Person executing a Collateral Document, and all entities acquired and constituting Subsidiaries after giving effect to the Transactions.

          "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

          "MERGER AGREEMENT" means, collectively, the Merger Agreement dated as of June 9, 2006 among the Company, CMS Merger Inc., CMSI, Chartered Holdings, LLC, and the other shareholders of CMSI and the letter agreement dated as of June 30, 2006 among the Company, CMSI and the shareholder representative.

          "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

          "NOTES" means, collectively, the Revolving Loan Notes and the Term Loan Notes.

          "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, or arising under any Related Credit Arrangement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

          "ORDINARY DIVIDENDS" means cash dividends paid to the holders of capital stock of the Company in the ordinary course of business.

          "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

          "OTHER TAXES" means all present or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "OUTSTANDING AMOUNT" means (i) with respect to the Term Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of such Term Loan occurring on such date, (ii) with respect to Revolving Loans, on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by a Borrower of Unreimbursed Amounts.

          "PARTICIPANT" has the meaning specified in Section 10.06(d).

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Borrower or any ERISA Affiliate or to which a Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

          "PERMITTED ACQUISITIONS" has the meaning given thereto in Section
7.07.

          "PERMITTED LIENS" has the meaning given thereto in Section 7.01.

          "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "PLAN" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by a Borrower (including CMSI) or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

          "PLATFORM" has the meaning specified in Section 6.02.

          "PLEDGE AGREEMENT" means the Pledge Agreement dated of even date herewith (including each joinder agreement with respect thereto) made by each Pledgor in favor of the Administrative Agent for the benefit of the Secured Parties, in form and substance satisfactory to the Administrative Agent, as from time to time the same may be amended, restated, supplemented, or otherwise modified, amended and restated or replaced.

          "PLEDGOR" means each of the Company, and each other Borrower and each existing and future Domestic Subsidiary of the Company executing the Pledge Agreement (or a joinder agreement with respect thereto).

          "PRIME RATE" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its "prime rate". The "prime rate" is a rate set by the Administrative Agent based upon various factors including the Administrative Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, and may not be its lowest rate offered. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

          "REGISTER" has the meaning specified in Section 10.06(c).

          "REGISTERED PUBLIC ACCOUNTING FIRM" has the meaning specified in the Securities Laws and shall be independent of the Company and its Subsidiaries as prescribed by the Securities Laws and shall be reasonably satisfactory to the Administrative Agent.

          "RELATED CREDIT ARRANGEMENTS" means, collectively, Related Swap Contracts and Related Treasury Management Arrangements.

          "RELATED PARTIES" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

          "RELATED SWAP CONTRACT" means all Swap Contracts that are entered into or maintained with a Lender or Affiliate of a Lender in connection with Indebtedness of the Borrowers arising under the Loan Documents.

          "RELATED TREASURY MANAGEMENT ARRANGEMENTS" means all arrangements for the delivery of treasury management services to or for the benefit of any Loan Party which are entered into or maintained with a Lender or Affiliate of a Lender and which are not prohibited by the express terms of the Loan Documents.

          "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

          "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Revolving Borrowing, a Revolving Loan Notice, and (b) with respect to an L/C Credit Extension, a L/C Application.

          "REQUIRED LENDERS" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Revolving Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition); provided that the Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

          "REQUIRED REVOLVING LENDERS" means as of any date of determination, Revolving Lenders having more than 50% of the Aggregate Revolving Credit Commitments and Outstanding Amount of Revolving Loans (including risk participations in Letters of Credit) under the Revolving Credit Facility; provided that (i) the Revolving Credit Commitment of, and the portion of the Outstanding Amount (including risk participations in Letters of Credit) under the Revolving Credit Facility held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders

          "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

          "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of a Borrower or a Guarantor, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest or on account of any return of capital to stockholders, partners or members (or the equivalent Person thereof) of a Borrower or a Guarantor.

          "REVOLVING BORROWING" means a borrowing consisting of simultaneous Revolving Loans made by each of the Revolving Lenders pursuant to Section 2.02.

          "REVOLVING CREDIT COMMITMENT" means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.02, and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

          "REVOLVING CREDIT FACILITY" means the facility described in Section
2.02 providing for Revolving Loans to the Borrowers by the Revolving Lenders in the maximum aggregate principal amount at any time outstanding of $25,000,000.

          "REVOLVING CREDIT MATURITY DATE" means July 1, 2011.

          "REVOLVING LENDER" means each Lender that has a Revolving Credit Commitment or, following termination of the Revolving Credit Commitments, has Revolving Loans outstanding or participations in an outstanding Letter of Credit.

          "REVOLVING LOAN" means a Loan made to the Borrowers by a Revolving Lender in accordance with its Applicable Revolving Credit Percentage pursuant to
Section 2.02, except as otherwise provided herein.

          "REVOLVING LOAN NOTE" means a promissory note made by each Borrower in favor of a Revolving Lender evidencing Revolving Loans made by such Revolving Lender, substantially in the form of Exhibit B-2. "Revolving Loan Notice" means a notice of a Revolving Borrowing pursuant to Section 2.03(a), which, if in writing, shall be substantially in the form of Exhibit A.

          "SARBANES-OXLEY" means the Sarbanes-Oxley Act of 2002.

          "SCREENING" means Screening International LLC and each Subsidiary thereof, together with any successor company into which Screening is merged or consolidated or reformed, so long as such resulting company is engaged in the same line of business as currently conducted by Screening International LLC.

          "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          "SECURED PARTIES" means each of the Administrative Agent, the L/C Issuer, each Lender and each other Person party to a Related Credit Arrangement.

          "SECURITIES LAWS" means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

          "SECURITY AGREEMENT" means the Security Agreement dated of even date herewith (and each joinder agreement with respect thereto) made by each Grantor in favor of the Administrative Agent for the benefit of the Secured Parties, in form and substance satisfactory to the Administrative Agent, as from time to time the same may be amended, restated, supplemented, or otherwise modified, amended and restated or replaced.

          "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Company. Notwithstanding the foregoing, except for purposes of financial reporting (including, without limitation, with respect to Sections 5.05, 6.01, 6.02, 6.03, 6.12 and any defined terms used in such Sections), the term "Subsidiary" or "Subsidiaries" shall not include Screening.

          "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

          "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

          "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

          "TAXES" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

          "TERM LOAN" means the loans made by the Term Loan Lenders pursuant to the Term Loan Facility in accordance with Section 2.01.

          "TERM LOAN FACILITY" means the facility described in Section 2.01 providing for the advance of the Term Loan to the Borrowers by the Term Loan Lenders in the original principal amount of $15,000,000.

          "TERM LOAN LENDER" means each Lender that has a portion of the Term Loan outstanding under the Term Loan Facility.

          "TERM LOAN MATURITY DATE" means (a) July 1, 2011 or (b) such earlier date upon which the Outstanding Amounts under the Term Loan Facility, including all accrued and unpaid interest, are paid in full in accordance with the terms hereof.

          "TERM LOAN NOTE" means a promissory note made by each Borrower in favor of a Term Loan Lender evidencing the portion of the Term Loan made by such Term Loan Lender, substantially in the form of Exhibit B-1.

          "THRESHOLD AMOUNT" means $500,000.

          "total outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

          TOTAL REVOLVING CREDIT OUTSTANDINGS" means the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations.

          "TRANSACTION" means the Acquisition by the Company, or its Subsidiary, as the case may be, of CMSI substantially contemporaneously with the effectiveness of this Agreement.

          "TRANSACTION DOCUMENTS" means the Merger Agreement dated as of June 9, 2006 among the Company, CMS Merger Inc., CMSI, Chartered Holdings, LLC, and the other shareholders of CMSI, the Escrow Agreement and all other documents executed and delivered in connection therewith for the purpose of consummating the Transaction.

          "UNFUNDED PENSION LIABILITY" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "UNITED STATES" and "U.S." mean the United States of America.

          "UNREIMBURSED AMOUNT" has the meaning specified in Section 2.03(c)(i).

          "UNUSED FEE" has the meaning specified in Section 2.09(a).

          1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

          (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "INCLUDE," "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "without limitation." The word "WILL" shall be construed to have the same meaning and effect as the word "SHALL." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "HEREIN," "HEREOF" and "HEREUNDER," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "ASSET" and "PROPERTY" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          (b) In the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING;" the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING;" and the word "THROUGH" means "TO AND INCLUDING."

          (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

          1.03 ACCOUNTING TERMS. (a) GENERALLY. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

          (b) CHANGES IN GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.

          (c) CONSOLIDATION OF VARIABLE INTEREST ENTITIES. All references herein to consolidated financial statements of the Company (or the Borrowers) and its Subsidiaries or to the determination of any amount for the Company (or the Borrowers) and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB Interpretation No. 46 - Consolidation of Variable Interest Entitles: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

          (d) CONSOLIDATED SUBSIDIARIES. The phrase "the Company and its Subsidiaries", when used herein with respect to references to financial statements or financial covenant calculations and related definitions, shall mean only the Company and its majority-owned direct and indirect Subsidiaries that are consolidated with the Company for financial accounting purposes in conformity with GAAP.

          1.04 ROUNDING. Any financial ratios required to be maintained by the Company (or the Borrowers) pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

          1.05 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

          1.06 LETTER OF CREDIT AMOUNTS. Unless otherwise specified herein the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; PROVIDED, HOWEVER, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time and provided further, that the amount of a Letter of Credit shall not include any portion of the face amount of such Letter of Credit that has been permanently reduced.

          1.07 COVENANT ADJUSTMENTS.

          (a) COVENANT ACQUISITION ADJUSTMENT. Except as otherwise expressly provided herein, for purposes of calculating the financial covenants in Section 6.12(b) and (c) for any period (or a portion of a period) that includes the date of the consummation of any Permitted Acquisition or the Transaction, references to "the Company and its Subsidiaries" shall include each acquired Person, or lines of business, as applicable, and the EBITDA and Cash Flow of such acquired Person or line of business (such EBITDA or Cash Flow to be formulated on the basis of the definition of Consolidated EBITDA and Consolidated Cash Flow, respectively, set forth herein), as if the Acquisition had been consummated on the first day of any such period of measurement.

          (b) COVENANT DISPOSITION ADJUSTMENT. Except as otherwise expressly provided herein, for purposes of calculating the financial covenants in Section 6.12(b) and (c) for any period (or a portion of a period) that includes the date of any Disposition of a Subsidiary or line of business, as applicable, Consolidated EBITDA and Consolidated Cash Flow shall be determined on a historical pro forma basis to exclude the results of operations of such Subsidiary or line of business, as applicable, so disposed.

                                   ARTICLE IA
              CONSUMMATION OF TRANSACTION; TIMING AND EFFECTIVENESS

          1A.01 CONSUMMATION OF TRANSACTION. The parties acknowledge and agree that the proceeds of the Term Loan, as defined herein, are to be used solely to pay a portion of the purchase price of the Transaction pursuant to the Merger Agreement, as defined herein, and related costs and expenses of the Transaction. The Company and CMSI hereby represent and agree that contemporaneously with and immediately upon the effectiveness of this Agreement and the funding of the Term Loan into the Escrow Fund, all conditions to closing of the Transaction contained in the Merger Agreement shall have been satisfied and the Transaction will have been consummated in accordance with the terms of the Transaction Documents (except for disbursement of the Escrow Fund and other ministerial acts), subject only to confirmation by the Secretary of State of the State of Illinois that the Articles of Merger with respect to the Transaction have been accepted thereby (the "Acceptance"). Accordingly, contemporaneously and immediately upon the effectiveness of this Agreement, but subject to the Acceptance, CMSI will be a Subsidiary of the Company and a Borrower hereunder, a Grantor under the Security Agreement and will otherwise constitute a Loan Party without further action by the Company, CMSI, the Administrative Agent or any other Person. The parties agree that in the event that by 6:00 p.m. on July 10, 2006, the Acceptance has not occurred, the Company shall make a prepayment of the Term Loan in an amount equal to the outstanding principal balance thereof.


                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

          2.01 TERM LOAN. (a) Subject to the terms and conditions of this Agreement, each Term Loan Lender severally agrees to make an advance of its Applicable Term Loan Percentage of the Term Loan to the Borrowers, on a joint and several basis, on the Closing Date. The principal amount of the Term Loan outstanding hereunder from time to time shall bear interest and the Term Loan shall be repayable as herein provided. No amount of the Term Loan repaid or prepaid by the Borrowers may be reborrowed hereunder, and no subsequent Borrowing under the Term Loan Facility shall be allowed after the initial such advance of the Term Loan on the Closing Date.

          (b) Not later than 1:00 P.M. on the Closing Date each Term Loan Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of its Applicable Term Loan Percentage of the Term Loan available by wire transfer to the Administrative Agent. Such wire transfer shall be directed to the Administrative Agent at the Administrative Agent's Office and shall be in the form of same day funds in Dollars. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, including the satisfaction of all applicable conditions in Sections
4.01 and 4.02, be made available to the Borrowers by delivery of the proceeds thereof as shall be directed by a Responsible Officer of the Company and reasonably acceptable to the Administrative Agent.

          2.02 REVOLVING LOANS. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make Revolving Loans to the Borrowers, on a joint and several basis, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Revolving Lender's Revolving Credit Commitment. Within the limits of each Revolving Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.02, prepay under Section 2.05 and reborrow under this Section 2.02. The principal amount of the Revolving Loans outstanding hereunder from time to time shall bear interest as herein provided.

          2.03 BORROWINGS OF REVOLVING LOANS. (a) Each Revolving Borrowing shall be made upon the Company's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. on the requested date of any Revolving Borrowing. Each telephonic notice by the Company pursuant to this
SECTION 2.03(a) must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Revolving Borrowing shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each Revolving Loan Notice (whether telephonic or written) shall specify (i) the requested date of the Revolving Borrowing (which shall be a Business Day), and
(ii) the principal amount of Revolving Loans to be borrowed.

          (b) Following receipt of a Revolving Loan Notice, the Administrative Agent shall promptly notify each Revolving Lender of the amount of its Applicable Revolving Credit Percentage of the applicable Revolving Loans. In the case of a Revolving Borrowing, each Revolving Lender shall make the amount of its Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Revolving Loan Notice. Upon satisfaction of the applicable conditions set forth in SECTION 4.02 (and, if such Revolving Borrowing is the initial Credit Extension, SECTION 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date the Revolving Loan Notice with respect to such Borrowing is given by such Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Borrowing first, shall be applied, to the payment in full of any such L/C Borrowings, and second, shall be made available to such Borrower as provided above.

          2.04 LETTERS OF CREDIT.

          (a) THE LETTER OF CREDIT COMMITMENT.

               (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this SECTION 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the L/C Expiration Date, to issue Letters of Credit for the account of the applicable Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and
          (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Revolving Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, shall not exceed such Revolving Lender's Revolving Credit Commitment, or (z) the Outstanding Amount of the L/C Obligations shall not exceed the L/C Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly any Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

               (ii) The L/C Issuer shall not issue any Letter of Credit, if:

                    (A) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

                    (B) the expiry date of such requested Letter of Credit would occur after the L/C Expiration Date, unless all the Revolving Lenders have approved such expiry date.

          (iii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

               (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

               (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

               (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;

               (D) such Letter of Credit is to be denominated in a currency other than Dollars;

               (E) a default of any Revolving Lender's obligations to fund under
          Section 2.04(c) exists or any Revolving Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrowers or such Revolving Lender to eliminate the L/C Issuer's risk with respect to such Revolving Lender; or

               (F) unless specifically provided for in this Agreement, such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

          (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

          (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

          (vi) The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities
     (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "the Administrative Agent" or "the Administrative Agent" as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

          (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a L/C Application, appropriately completed and signed by a Responsible Officer of the Company. Such L/C Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the L/C
     Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the applicable Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

          (ii) Promptly after receipt of any L/C Application at the address set forth in SECTION 10.02 for receiving L/C Applications and related correspondence, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of such Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender's Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

          (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

          (iv) If the Company so requests in any applicable L/C Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "AUTO-EXTENSION LETTER OF CREDIT"); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "NON-EXTENSION NOTICE DATE") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of SECTION 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

          (c) Drawings and Reimbursements; Funding of Participations.

          (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "HONOR DATE"), the Borrowers, jointly and severally, shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the "UNREIMBURSED AMOUNT"), and the amount of such Lender's Applicable Percentage thereof. In such event, the Borrowers shall be deemed to have requested a Revolving Borrowing of Revolving Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Revolving Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in SECTION 4.02 (other than the delivery of a Revolving Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this SECTION 2.04(c)(i) may be given by telephone if immediately confirmed in writing; PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (ii) Each Revolving Lender shall upon any notice pursuant to SECTION 2.04(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of SECTION 2.04(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan to such Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Revolving Loans because the conditions set forth in SECTION 4.02 cannot be satisfied or for any other reason, such Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this SECTION 2.04.

          (iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this SECTION 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

          (v) Each Revolving Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this SECTION 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the applicable Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender's obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Revolving Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of such Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

          (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in SECTION 2.04(c)(ii), the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C issuer in accordance with banking industry rules on interbank compensation, plus any the Administrative Agent, processing or similar fees customarily charged by the LC/ Issuer in connection with the foregoing. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

          (d) Repayment of Participations.

          (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender's L/C Advance in respect of such payment in accordance with SECTION 2.04(c), if The Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.04(c)(i) is required to be returned under any of the circumstances described in SECTION 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

          (e) OBLIGATIONS ABSOLUTE. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be joint and several, absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

          (ii) the existence of any claim, counterclaim, setoff, defense or other right that the any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

          (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

          (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary.

          The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower's instructions or other irregularity, such Borrower will immediately notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

          (f) ROLE OF L/C ISSUER. Each Revolving Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, HOWEVER, that this assumption is not intended to, and shall not, preclude such Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through
(v) of SECTION 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (g) CASH COLLATERAL. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the L/C Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. SECTIONS 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes hereof, "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Revolving Lenders). Derivatives of such term have corresponding meanings. Each Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, deposit accounts at Bank of America and shall bear interest based upon investment of the cash collateral as agreed between the Administrative Agent and the Company.

          (h) APPLICABILITY OF ISP AND UCP. Unless otherwise expressly agreed by the L/C Issuer and the applicable Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

          (i) L/C FEES. The Borrowers shall, jointly and severally, pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Credit Percentage a L/C fee (the "L/C FEE") for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with SECTION 1.06. L/C Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein while any Event of Default exists, all L/C Fees shall accrue at the Default Rate.

          (j) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO L/C ISSUER. The Borrowers shall, jointly and severally, pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum agreed to between the L/C Issuer and the Company, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December, in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with SECTION 1.06. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such individual customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

          (k) CONFLICT WITH ISSUER DOCUMENTS. In the event of any conflict between the terms hereof and the terms of any Issuer Documents, the terms hereof shall control.

          2.05 PREPAYMENTS.

          (a) The Borrowers may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; PROVIDED that
(i) such notice must be received by the Administrative Agent not later than 11:00 a.m. on the date of prepayment; and (ii) any prepayment of Revolving Loans shall be in a principal amount of $100,000 or a whole multiple of $10,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify each Revolving Lender of its receipt of each such notice, and of the amount of such Revolving Lender's Applicable Revolving Credit Percentage of such prepayment. If such notice is given by the Company, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Each such prepayment shall be applied to the Revolving Loans of Revolving Lenders in accordance with their respective Applicable Revolving Credit Percentages.

          (b) In addition to the required repayment of principal of the Term Loan set forth in SECTION 2.07(b), the Borrowers may, upon irrevocable notice from the Company to the Administrative Agent (it being agreed that such notice may be conditioned upon the occurrence of a change of control, refinancing, acquisition, disposition or similar event), voluntarily prepay the Term Loan in whole or in part from time to time on any Business Day, without penalty or premium; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. on the date of prepayment, (ii) any prepayment of the Term Loan shall be in a principal amount of $100,000 or a whole multiple of $10,000 in excess thereof (or in the entire remaining principal balance of the Term Loan), and (iii) any such prepayment will be applied among the Term Loan Lenders in accordance with their respective Applicable Term Loan Percentages. Each such notice shall specify the date and amount of such prepayment. A Responsible Officer of the Company shall provide the Administrative Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not affect the validity of such telephonic notice. The Administrative Agent will promptly notify each Term Loan Lender of its receipt of each such notice, and such Term Loan Lender's pro rata share of such prepayment. If such notice is given by the Company, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. All prepayments of principal under this SECTION 2.05(b) shall be applied to the scheduled installments of the Term Loan in inverse order of maturity.

          (c) If for any reason the Total Revolving Credit Outstandings at any time exceed the Aggregate Revolving Credit Commitments then in effect, the Borrowers shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; PROVIDED, HOWEVER, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Revolving Loans the Total Revolving Credit Outstandings exceed the Aggregate Commitments then in effect.

          2.06 TERMINATION OR REDUCTION OF COMMITMENTS. The Borrowers may, upon notice from the Company to the Administrative Agent, terminate the Aggregate Revolving Credit Commitments, or from time to time permanently reduce the Aggregate Revolving Credit Commitments; PROVIDED that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce the Aggregate Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Credit Commitments, the L/C Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Revolving Lenders of any such notice of termination or reduction of the Aggregate Revolving Credit Commitments. Any reduction of the Aggregate Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Revolving Lender according to its Applicable Revolving Credit Percentage. All fees accrued until the effective date of any termination of the Aggregate Revolving Credit Commitments shall be paid on the effective date of such termination.

          2.07 REPAYMENT OF LOANS.

          (a) The Borrowers shall repay to the Revolving Lenders on the Revolving Credit Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

          (b) The Borrowers shall repay the principal amount of the Term Loan (together with all interest accrued as of such payment date on the principal portion so repaid) on the dates (or, in the event that such date set forth below is not a Business Day, on the immediately following Business Day) and, in each case, in the respective amount set forth below, and the Borrowers shall repay the Outstanding Amount of the Term Loan on the Term Loan Maturity Date.

   -------------------------------------------------    ----------------------
            Date                                               Amount
   -------------------------------------------------    ----------------------
   Monthly, beginning on January 1, 2007 and                  $277,777.78
   continuing on the first Business Day of each
    month thereafter until the Term Loan
    Maturity Date
   -------------------------------------------------   -----------------------
   Term Loan Maturity Date                              The remaining
                                                        Outstanding Amount of
                                                        the Term Loan
   -------------------------------------------------   -----------------------

          2.08 INTEREST.

          (a) Each Loan shall bear interest at the LIBOR Monthly Floating Rate plus the Applicable Rate; provided, however, that if any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans with interest rates based upon the LIBOR Monthly Floating Rate, as applicable, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, the rate on all Loans shall be converted to the Prime Rate.

          (b) While any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (c) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

          (d) Interest on each Loan shall be due and payable in arrears on the first Business Day of each month and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

          2.09 FEES. In addition to certain fees described in subsections (i) and (j) of SECTION 2.04:

          (a) UNUSED FEE. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Credit Percentage, a fee (the "UNUSED FEE") equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolving Credit Commitments exceed the sum of (i) the Outstanding Amount of Revolving Loans and
(ii) the Outstanding Amount of L/C Obligations. The Unused Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in ARTICLE IV is not met, and shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Revolving Credit Maturity Date. The Unused Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

          (b) [RESERVED].

          2.10 COMPUTATION OF INTEREST AND FEES. All computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, PROVIDED that any Loan that is repaid on the same day on which it is made shall, subject to SECTION 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

          2.11 EVIDENCE OF DEBT. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

          (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

          2.12 PAYMENTS GENERALLY; THE ADMINISTRATIVE AGENT'S CLAWBACK.

          (a) (i) GENERAL. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 12:00 noon on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Revolving Credit Percentage or Applicable Term Loan Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

               (ii) On each date when the payment of any principal, interest or fees are due hereunder or under any Note, the Borrowers agree to maintain on deposit in an ordinary checking account maintained by the Company with the Administrative Agent (as such account shall be designated by the Company in a written notice to the Administrative Agent from time to time, the "BORROWERS ACCOUNT") an amount sufficient to pay such principal, interest or fees in full on such date. The Borrowers hereby authorizes the Administrative Agent (A) to deduct automatically all principal, interest or fees when due hereunder or under any Note from the Borrowers Account, and (B) if and to the extent any payment of principal, interest or fees under this Agreement or any Note is not made when due to deduct any such amount from any or all of the accounts of the Borrowers maintained with the Administrative Agent. The Administrative Agent agrees to provide written notice to the Company of any automatic deduction made pursuant to this Section 2.12(a)(ii) showing in reasonable detail the amounts of such deduction. The Revolving Lenders and the Term Loan Lenders agree to reimburse the Borrowers based on their Applicable Revolving Credit Percentage and Applicable Term Loan Percentage, respectively, for any amounts deducted from such accounts in excess of amount due hereunder and under any other Loan Documents.

          (b) (i) FUNDING BY LENDERS; PRESUMPTION BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon on the date of a Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.03 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at
          (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any the Administrative Agent, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Revolving Loan or Applicable Term Loan Percentage of the Term Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

               (ii) PAYMENTS BY BORROWERS; PRESUMPTIONS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

          (c) FAILURE TO SATISFY CONDITIONS PRECEDENT. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

          (d) OBLIGATIONS OF LENDERS SEVERAL. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters and to make payments under SECTION 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under
SECTION 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, purchase its participation or to make its payment under Section 10.04(c):

          (e) FUNDING SOURCE. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

          2.13 SHARING OF PAYMENTS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) as applicable, purchase (for cash at face value) participations in the applicable Revolving Loans and subparticipations in L/C Obligations of the other Revolving Lenders, or purchase (for cash at face value) participations in the portions of the Term Loan held by the other Term Loan Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective applicable Loans and other amounts owing them, provided that:

               (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

               (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

          2.14 DESIGNATED CO-BORROWERS; JOINT AND SEVERAL LIABILITY; BORROWERS' WAIVERS AND CONSENTS; AGENCY OF THE COMPANY. (a) Effective as of the date hereof the Company and each Domestic Subsidiary listed on SCHEDULE 1.01 shall each be a "Designated Co-Borrower" hereunder and may receive Loans for its account on the terms and conditions set forth in this Agreement.

          (b) the Company may at any time, upon not less than 10 Business Days' notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Domestic Subsidiary of the Company (other than Screening) (an "APPLICANT BORROWER") as a Designated Co-Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit E (a "DESIGNATED CO-BORROWER REQUEST AND ASSUMPTION AGREEMENT") executed by the Company and the applicable Applicant Borrower. The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such joinder agreements, supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be reasonably required by the Administrative Agent or the Required Lenders, and Notes signed by such new Designated Co-Borrowers to the extent any Lenders so require. An Applicant Borrower shall be entitled to receive Loans hereunder, promptly upon receipt by the Administrative Agent or the Required Lenders, as the case may be, of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, and the Administrative Agent shall send a notice in substantially the form of Exhibit F (a "DESIGNATED BORROWER NOTICE") to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Co-Borrower for purposes hereof, which effective date shall be no later than the fifth Business Day after the Applicant Borrower has provided all the documents required by this Section 2.14(b), whereupon each of the Lenders agrees to permit such Designated Co-Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Co-Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Co-Borrower until the date five Business Days after such effective date.

          (c) Notwithstanding any other provision of this Agreement, each Borrower shall be jointly and severally liable as a primary obligor, and not merely as surety, for any and all Obligations now or hereafter owed to the Administrative Agent, the L/C Issuer and the Lenders, whether voluntary or involuntary and however arising, whether direct or acquired by any Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether any Borrower or Borrowers may be liable individually or jointly with others, or whether recovery upon such Obligations may be or hereafter become barred by any statute of limitations, or whether such Obligations may be or hereafter become otherwise unenforceable (such Obligations, the "BORROWERS' LIABILITIES"). For valuable consideration, each Borrower unconditionally guarantees and promises to pay to the Administrative Agent, on behalf of itself and the Lenders, on demand, in lawful money of the United States, any and all of the Borrowers' Liabilities. Notwithstanding the foregoing, the liability of each Borrower individually with respect to its Borrowers' Liabilities shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law. This is a guaranty of payment and not of collection.

          (d) The guaranty of each Borrower hereunder shall be a continuing guaranty relating to any Borrowers' Liabilities, including those arising under successive transactions which shall either continue Obligations or from time to time renew any Obligations after such Obligations shall have been satisfied. Any payment by any of the Borrowers shall not reduce the Borrowers' maximum obligation hereunder.

          (e) The Obligations of each Borrower are independent, and a separate action or actions may be brought and prosecuted against a Borrower whether action is brought against any other Borrower or whether any other Borrower is joined in any such action or actions; and each Borrower waives the benefit of any statute of limitations affecting its liability hereunder.

          (f) Each Borrower agrees that neither the Administrative Agent nor any Lender shall have any responsibility to inquire into the apportionment, allocation or disposition of the proceeds of any Credit Extension as among the Borrowers, and acknowledges that its liability hereunder shall not be reduced or diminished by the identity of such Borrower giving or receiving of notices and other communications, making requests for, or effecting conversions or continuations of, Loans or Letters of Credit, executing and delivering certificates, or receiving or allocating disbursements from the Lenders. Each Borrower acknowledges that the handling of this credit facility on a joint borrowing basis as set forth in this Agreement is solely an accommodation to Borrowers and is done at their request. Each Borrower agrees that no Lender shall incur any liability to such Borrower as a result of such accommodation.

          (g) Each Borrower represents and warrants to the Administrative Agent and the Lenders that the request for joint handling of the Loans, L/C Obligations and other Obligations made hereunder was made because the Borrowers are engaged in related operations and are interdependent. Each Borrower expects to derive benefit, directly or indirectly, from such availability because the successful operation of Borrowers is dependent on the continued successful performance of the functions of the Borrowers as a group.

          (h) Each Borrower represents and warrants to the Administrative Agent and the Lenders that (i) it has established adequate means of obtaining from each other Borrower on a continuing basis financial and other information pertaining to the business, operations and condition (financial and otherwise) of each other Borrower and its respective property, and (ii) it now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of each other Borrower, and its property. Each Borrower hereby waives and relinquishes any duty on the part of the Administrative Agent to disclose to such Borrower any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of any other Borrower, or the property of any other Borrower, whether now or hereafter known by the Administrative Agent or any Lender during the life of this Agreement.

          (i) Each Borrower expressly waives any right to require the Administrative Agent and the Lenders to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any other Person or any collateral provided by any other Borrower or any other Person, and agrees that the Administrative Agent and the Lenders may proceed against any Borrower and/or collateral in such order as they shall determine in their sole and absolute discretion. The Administrative Agent and the Lenders may file a separate action or actions against any Borrower, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that the Administrative Agent and the Lenders and any other Borrower may deal with each other in connection with the Obligations, the Borrowers' Liabilities or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the obligations of such Borrower under the Loan Documents.

          (j) Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any other Borrower, any Guarantor or any other Person with respect to any Obligations, (ii) the unenforceability or invalidity as to any other Borrower, any Guarantor or any other Person of the Obligations, (iii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (iv) the cessation for any cause whatsoever of the liability of any Borrower, any Guarantor or any other Person (other than by reason of the full payment and performance of all Obligations), (v) to the extent permitted by law, any failure of the Administrative Agent and the Lenders to give notice of sale or other disposition to any Borrower, any Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition, (vi) to the extent permitted by law, any failure of the Administrative Agent and the Lenders to comply with applicable laws in connection with the sale or other disposition of any collateral or other security for any Obligation, including without limitation any failure of the Administrative Agent and the Lenders to conduct a commercially reasonable sale or other disposition of any collateral or other security for any obligation,
(vii) any act or omission of the Administrative Agent and the Lenders, that directly or indirectly results in or aids the discharge or release of any Borrower or any Guarantor or the Obligations or any other security or guaranty therefor by operation of law or otherwise, (viii) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation,
(ix) any failure of the Administrative Agent and the Lenders to file or enforce a claim in any bankruptcy or other proceeding with respect to any other Borrower, any Guarantor or any other Person, (x) the election by the Administrative Agent and the Lenders, in any bankruptcy proceeding of any other Borrower or any Guarantor, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (xi) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code in connection with the bankruptcy of any other Borrower or any Guarantor, (xii) any use of cash collateral under Section 363 of the United States Bankruptcy Code, or (xiii) any agreement or stipulation with any other Borrower or any Guarantor with respect to the provision of adequate protection in any bankruptcy proceeding of any Person.

          (k) Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, each Borrower hereby waives, so long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, with respect to each other Borrower and its successors and assigns (including any surety) and any other party any and all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which any Borrower may have or hereafter acquire against any other Borrower or any other Person in connection with or as a result of the execution, delivery and/or performance of this Agreement or any other Loan Document. Each Borrower agrees that, so long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, it shall not have or assert any such rights against any other Borrower or its successors and assigns or any other party (including any surety), either directly or as an attempted setoff to any action commenced against any Borrower by another Borrower (as borrower or in any other capacity) or any other party. Each Borrower hereby acknowledges and agrees that this waiver is intended to benefit the Administrative Agent and the Lenders and shall not limit or otherwise affect Borrowers' liability hereunder, under any other Loan Document to which any Borrower is a party, or the enforceability hereof or thereof.

          (l) Any obligations of any Borrower or any Guarantor to any other Borrower, now or hereafter existing, including but not limited to any obligations to a Borrower or a Guarantor as subrogee of the Administrative Agent and the Lenders or resulting from a Borrower's performance under this guaranty, are hereby subordinated to the Borrowers' Liabilities. Such obligations of a Borrower or a Guarantor to another Borrower, if the Administrative Agent so requests, shall be enforced, and performance received by such Borrower or such Guarantor as trustee for the Administrative Agent and the Lenders, and the proceeds thereof shall be paid over to the Administrative Agent for the benefit of the Administrative Agent and the Lenders on account of the Obligations of Borrowers to the Administrative Agent and the Lenders, but without reducing or affecting in any manner the liability of any Borrower under the other provisions of the guaranty contained herein.

          (m) Each Borrower irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto (excluding the execution and delivery of this Agreement or any other Loan Document entered into on the Closing Date, any Designated Co-Borrower Request and Assumption Agreement, and any joinder agreement), and
(iii) the receipt of the proceeds of any Loans made by the Lenders, to Borrowers hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement or any other Loan Document shall be deemed to have been delivered to each Borrower.

          (n) Notwithstanding anything to the contrary contained herein, to the extent this Agreement requires payment of an amount by "each Borrower", "the Borrowers" or "a Borrower", such payment shall be made by the Borrowers without duplication.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

          3.01 TAXES.

          (a) PAYMENTS FREE OF TAXES. Any and all payments by the Borrowers to or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required by any applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) PAYMENT OF OTHER TAXES BY BORROWERS. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) INDEMNIFICATION BY BORROWERS. The Borrowers shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

          (d) EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) STATUS OF LENDERS. Any Lender, if requested by a Borrower or the Administrative Agent, shall deliver such documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

          (f) TREATMENT OF CERTAIN REFUNDS. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

          3.02 [RESERVED].

          3.03 [RESERVED].

          3.04 INCREASED COSTS.

          (a) INCREASED COSTS GENERALLY. If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Monthly Floating Rate) or the L/C Issuer;

               (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any participation in any Loan, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by SECTION 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

               (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or the Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

          (b) CAPITAL REQUIREMENTS. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

          (c) CERTIFICATES FOR REIMBURSEMENT. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) DELAY IN REQUESTS. Each Lender and the L/C Issuer shall promptly notify the Borrowers of any event occurring after the Closing Date entitling the Lender or the L/C Issuer to compensation under any of the preceding subsections, but no failure or delay on the part of any Lender or the L/C Issuer to issue such a notice shall constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, becomes aware of the Change in Law giving rise to such increased costs or reductions (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, and the Lender or the L/C Issuer has given notice thereof to the Borrowers within such nine month period, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

          3.05 MITIGATION OBLIGATIONS. If any Lender requests compensation under
SECTION 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
SECTION 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Upon any Lender's or the L/C Issuers' request for compensation or reimbursement under this Article III, the Company may cause such Lender or the L/C Issuer to be removed as a Lender or the L/C Issuer and replaced in accordance with the terms of this Agreement pertaining to a resignation of such Person.

          3.06 SURVIVAL. All of each Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                  ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

          4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

          (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (or other electronic form, in any case followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

               (i) executed counterparts of this Agreement and all Collateral Documents sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

               (ii) a Revolving Note executed by each Borrower in favor of each Revolving Lender requesting a Revolving Note;

               (iii) a Term Loan Note executed by each Borrower in favor of each Term Loan Lender requesting a Term Loan Note;

               (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

               (v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

               (vi) a favorable opinion of counsel to the Loan Parties acceptable to the Administrative Agent addressed to the Administrative Agent and each Lender, as to the matters set forth concerning the Loan Parties and the Loan Documents in form and substance satisfactory to the Administrative Agent;

               (vii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

               (viii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (C) no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company, any other Borrower or any of their respective Subsidiaries or against any of their properties or revenues that (i) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (ii) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the matters described on Schedule 5.06;

               (ix) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

               (x) evidence that the Administrative Agent, for the benefit of the Lenders, holds a perfected, first priority Lien in the Collateral (subject to no other Liens except Permitted Liens);

               (xi) a duly completed Compliance Certificate as of March 31, 2006 (giving pro forma effect to the Transaction), signed by a Responsible Officer of the Company;

               (xii) evidence that all commitments under the Existing Credit Agreement have been or concurrently with the Closing Date are being terminated, and all outstanding amounts thereunder paid in full and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released;

               (xiii) a certificate of a Responsible Officer of the Company certifying that (i) prior to the effectiveness of this Agreement, the Articles of Merger with respect to the Transaction have been submitted for review to the Secretary of State of the State of Illinois and now reflect any comments received as a result of such review, (ii) contemporaneously with and immediately upon the effectiveness of this Agreement the Transaction will have been consummated in accordance with the terms of the Transaction Documents (subject to the Acceptance), (iii) all conditions to closing set forth in the Merger Agreement applicable to the sellers thereunder have been satisfied,
          (iv) subject to the Acceptance, CMSI will be a Borrower under this Agreement, a Grantor under the Security Agreement, and otherwise will constitute a Loan Party without further action by the Company, CMSI, the Administrative Agent, the Lenders or the L/C Issuer; and (v) the Company has provided the Administrative Agent with duly executed copies of the Transaction Documents;

               (xiv) (A) the consolidated and consolidating balance sheet of the Company and its Subsidiaries dated July 1, 2006 and related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal quarter, each calculated on PRO FORMA basis after giving effect to the Transaction, and (B) quarterly financial forecasts of the Company and its Subsidiaries, on a consolidated and consolidating basis, prepared by management of the Company including balance sheets and related statements of income or operations, shareholders' equity and cash flows for the next four fiscal quarters of the Company succeeding the Closing Date;

               (xv) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, or the Required Lenders reasonably may require.

          (b) All fees required to be paid on or before the Closing Date shall have been paid, including, without limitation, any upfront fees.

          (c) Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (including such fees, charges and disbursements of Helms, Mulliss & Wicker
PLLC) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

          Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

          4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

          (a) The representations and warranties of the Company and each other Loan Party contained in ARTICLE V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of
Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

          (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

          (c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

          (d) With respect to a Revolving Borrowing or an issuance of a Letter of Credit, the Acceptance shall have occurred.

          (e) The Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders reasonably may require.

          Each Request for Credit Extension submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

          Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

          5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. Other than a filing on SEC Form 8K with respect to the Transaction, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

          5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

          5.05 FINANCIAL STATEMENTS; No Material Adverse Effect; No Internal Control Event. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

          (b) The unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries dated March 31, 2006, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

          (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

          (d) To the best knowledge of the Company, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis.

          (e) The consolidated and consolidating pro forma balance sheets of the Company and its Subsidiaries as at July 1, 2006 after giving effect to the Transaction, and the related consolidated and consolidating pro forma statements of income and cash flows of the Company and its Subsidiaries for the three months then ended, certified by the chief financial officer of the Company, copies of which have been furnished to each Lender as of the Closing Date, fairly present in all material respects the consolidated and consolidating pro forma financial condition of Company and its Subsidiaries as at such date and the consolidated and consolidating pro forma results of operations of the Company and its Subsidiaries for the period ended on such date, all in accordance with GAAP.

          5.06 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions (including consummation of the Transaction) contemplated hereby, or
(b) except as specifically disclosed in SCHEDULE 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the matters described on SCHEDULE 5.06.

          5.07 NO DEFAULT. Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

          5.08 OWNERSHIP OF PROPERTY; LIENS. Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

          5.09 ENVIRONMENTAL COMPLIANCE. Except as specifically disclosed in
Schedule 5.09, the Company is not aware of any violation of any existing Environmental Laws by the Company or any of its Subsidiaries that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.10 INSURANCE. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.

          5.11 TAXES. The Company and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary (giving effect to the Transaction) that would, if made, have a Material Adverse Effect.

          5.12 ERISA COMPLIANCE. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter (or opinion letter as a prototype plan) from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company, CMSI and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company, CMSI nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company, CMSI nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(v) neither the Company, CMSI nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

          5.13 SUBSIDIARIES. As of the Closing Date and giving effect to the Transaction, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of SCHEDULE 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of SCHEDULE 5.13 free and clear of all Liens. The Company has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of SCHEDULE 5.13. All of the outstanding Equity Interests in the Company have been validly issued and are fully paid and nonassessable.

          5.14 MARGIN REGULATIONS; Investment Company Act; Public Utility Holding Company Act. (a) No Borrower is engaged in and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Company only or of the Company and its Subsidiaries on a consolidated basis) subject to the provisions of SECTION 7.01 or SECTION 7.05 or subject to any restriction contained in any agreement or instrument between the Company and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

          (b) None of the Company, any Person Controlling the Company, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

          5.15 DISCLOSURE. The Company has disclosed to the Administrative Agent and Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          5.16 COMPLIANCE WITH LAWS. Each of the Company and each Subsidiary (giving effect to Transaction) is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.17 INTELLECTUAL PROPERTY; LICENSES, ETC. The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          5.18 RIGHTS IN COLLATERAL; PRIORITY OF LIENS. Each Grantor owns the property granted by it as Collateral under the Collateral Documents, free and clear of any and all Liens in favor of third parties, except Permitted Liens. Upon the proper filing of UCC financing statements, and the taking of the other actions required by the Required Lenders, the Liens granted pursuant to the Collateral Documents will constitute valid and enforceable first, prior and perfected Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of the Administrative Agent and Lenders.

                                  ARTICLE VI.
                              AFFIRMATIVE COVENANTS

          So long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in SECTIONS 6.01, 6.02, and 6.03) cause each Subsidiary (other than Screening) to:

          6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent a sufficient number of copies for delivery by the Administrative Agent to each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company (or if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (i) a report and opinion of Deloitte & Touche or such other Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) an attestation report of Deloitte & Touche or such other Registered Public Accounting Firm independently assessing the Borrower's internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2, and Section 404 of Sarbanes-Oxley expressing a conclusion that contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as are being addressed by the Borrowers in a manner reasonably acceptable to the Required Lenders, and such consolidating statements to be certified by a Responsible Officer of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries;

          (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or if earlier, five Business Days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Company's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by a Responsible Officer of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries; and

          (c) as soon as available, but in any event at least 60 days after the end of each fiscal year of the Company, forecasts prepared by management of the Company, in form satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and Consolidated Cash Flows of the Company and its Subsidiaries on a monthly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs).

          6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent a sufficient number of copies for delivery by the Administrative Agent to each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

          (a) concurrently with the delivery of the financial statements referred to in SECTION 6.01(a), a certificate of Deloitte & Touche or such other Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

          (b) concurrently with the delivery of the financial statements referred to in SECTIONS 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;

          (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

          (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under SECTION 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

          (e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

          (f) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

          (g) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

          Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrowers post such documents, or provide a link thereto on the Company's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrowers' behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrowers shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrowers to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and
(ii) the Borrowers shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by SECTION 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

          Each Borrower hereby acknowledges that (a) the Administrative Agent and/or any arranger (as applicable to either Credit Facility) will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of such Borrower hereunder (collectively, "BORROWER MATERIALS") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "PLATFORM") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrower or its securities) (each, a "Public Lender"). Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrowers shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to each Borrower or its securities for purposes of United States Federal and state securities laws (PROVIDED, HOWEVER, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in SECTION 10.06);
(y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor.

          6.03 NOTICES. Promptly after obtaining knowledge thereof, notify the Administrative Agent and each Lender:

          (a) of the occurrence of any Default;

          (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary;
(ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

          (c) of the occurrence of any ERISA Event;

          (d) of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary or any change in GAAP that would affect the computation of any financial ratio or requirement hereunder; and

          (e) of the determination by Deloitte & Touche or such other Registered Public Accounting Firm providing the opinion required under Section 6.01(a)(ii) (in connection with its preparation of such opinion) or the Company's determination at any time of the occurrence or existence occurrence of any Internal Control Event.

          Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to SECTION 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

          6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary.

          6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by SECTION 7.04 or 7.05;
(b) preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

          6.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;
(b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

          6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

          6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, write, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

          6.09 BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

          6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; PROVIDED, HOWEVER, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

          6.11 USE OF PROCEEDS. Use the proceeds of the Credit Extensions for
(i) working capital, capital expenditures and other general corporate purposes not in contravention of any Law or of any Loan Document, and (ii) to finance the Transaction and other Permitted Acquisitions, and (iii) repayment and discharge of all obligations outstanding under the Existing Credit Agreement.

          6.12 FINANCIAL COVENANTS.

          (a) TANGIBLE NET WORTH. Maintain at all times Consolidated Tangible Net Worth equal to at least the sum of the following:

               (i) Twenty-Five Million Dollars ($25,000,000); plus

               (ii) the sum of 50% of net income after income taxes (without subtracting losses) earned in each quarterly accounting period commencing after June 30, 2006; plus

               (iii) the net proceeds from any Equity Interests issued by the Company or any of its Subsidiaries after the date of this Agreement; plus

               (iv) any increase in stockholders' equity resulting from the conversion of debt securities to equity securities after the date of this Agreement.

          (b) CONSOLIDATED LEVERAGE RATIO. Maintain a Consolidated Leverage Ratio not to exceed 2.50 to 1.00. The Consolidated Leverage Ratio will be calculated at the end of each reporting period for which this Agreement requires the Company to deliver financial statements, using the results of the twelve-month period ending with that reporting period.

          (c) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Maintain a Consolidated Fixed Charge Coverage Ratio of at least 1.25 to 1.00. The Consolidated Fixed Charge Coverage Ratio will be calculated at the end of each reporting period for which this Agreement requires the Company to deliver financial statements, using the results of the twelve-month period ending with that reporting period. With respect to the definition of Consolidated Fixed Charges used in calculating the Consolidated Fixed Charge Coverage Ratio, the current portion of long-term debt will be measured as of the last day of the calculation period.

          6.13 ADDITIONAL SUBSIDIARIES. Notify the Administrative Agent at the time that any Person becomes a Subsidiary, and promptly thereafter (and in any event within 30 days), cause such Person to (a) if such Subsidiary is a Domestic Subsidiary, (1) deliver to the Administrative Agent a Designated Co-Borrower Request and Assumption Agreement duly executed by such Domestic Subsidiary, (2) become a Grantor under the Security Agreement by executing and delivering a joinder agreement with respect thereto, and (3) if such Subsidiary owns any Equity Interests in any Person, become a Grantor under the Pledge Agreement by executing and delivering a joinder agreement with respect thereto; (b) if such Subsidiary is a Foreign Subsidiary, to the extent required by the Required Lenders, become a Guarantor by executing and delivering to the Administrative Agent the Guaranty or a joinder thereto, or such other document as the Administrative Agent shall deem appropriate for such purpose; (c) execute and deliver such other documents as the Administrative Agent shall deem appropriate in connection with subsections (a) and (b); and (d) deliver to the Administrative Agent documents of the types referred to in clauses (iv) and (v) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

          6.14 COLLATERAL RECORDS. To execute and deliver promptly, and to cause each other Grantor to execute and deliver promptly, to the Administrative Agent, from time to time, solely for the Administrative Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Administrative Agent may reasonably require designating, identifying or describing the Collateral. The failure by any Borrower or any other Grantor, however, to promptly give the Administrative Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Liens on the Collateral granted pursuant to the Collateral Documents.

          6.15 SECURITY INTERESTS. To (a) defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein, (b) comply with the requirements of all state and Federal laws in order to grant to the Administrative Agent and Lenders valid and perfected first priority security interests in the Collateral, with perfection, in the case of any investment property, deposit account or letter of credit, being effected by giving the Administrative Agent control of such investment property or deposit account or letter of credit, rather than by the filing of a Uniform Commercial Code ("UCC") financing statement with respect to such investment property, and
(c) do whatever the Administrative Agent may reasonably request, from time to time, to effect the purposes of this Agreement and the other Loan Documents, including filing notices of liens, UCC financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with the Administrative Agent's representatives; keeping stock records; obtaining waivers from landlords and mortgagees and from warehousemen and their landlords and mortgages; and, paying claims which might, if unpaid, become a Lien on the Collateral. The Administrative Agent is hereby authorized by each Borrower to file any UCC financing statements covering the Collateral whether or not such Borrower's signatures appear thereon.

          6.16 BANK ACCOUNTS. Cause each Borrower's primary bank accounts to be maintained with Bank of America; PROVIDED that, to the extent any Borrower's primary bank accounts are not so maintained as of the Closing Date, such Borrower shall have 180 days after the Closing Date to transfer any such bank accounts to Bank of America. Notwithstanding the foregoing, the Company may maintain one depository account with Citibank, N.A.

          6.17 CONDITIONS SUBSEQUENT. The Borrowers shall diligently pursue and cause to be delivered to the Administrative Agent or otherwise consummated those items listed on Schedule 6.17 within the respective time periods set forth therein.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

          So long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Subsidiary (other than Screening) to, directly or indirectly:

          7.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (each of the following being a "Permitted Lien"):

          (a) Liens pursuant to any Loan Document;

          (b) Liens existing on the date hereof and listed on SCHEDULE 7.01 and any renewals or extensions thereof, PROVIDED that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) and any renewal or extension of the obligations secured or benefited thereby is permitted by SECTION 7.03(b);

          (c) Liens for taxes, assessments, or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (d) contractual Liens of landlords which secure amounts not yet due and payable and which are limited to tangible personal property;

          (e) statutory liens of landlords and carriers, warehousemen, mechanics, materialmen, repairmen, supplier or other like Liens arising in the ordinary course of business which secure amounts that are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

          (f) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

          (g) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

          (i) Liens securing judgments for the payment of money not constituting an Event of Default under SECTION 8.01(h);

          (j) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

          (k) Liens deemed to exist in connection with Investments in repurchase agreements permitted hereunder;

          (l) leases or subleases granted to others not interfering in any material respect with a Borrower's business;

          (m) Liens on the interest of any Person (other than the Borrower or any Subsidiary) in any property leased by such Person to a Borrower or any Subsidiary;

          (n) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

          (o) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

          (p) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

          (q) rights of licensors and licensees under licenses of trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights entered into in the ordinary course of business or under the Transaction Documents or in connection with any Permitted Acquisition;

          (r) Liens of sellers of goods to a Borrower or any Subsidiary of a Borrower arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses; and

          (s) Liens (other than Liens described in the foregoing clauses) securing obligations not exceeding $1,000,000 in an aggregate principal amount outstanding at any time; provided that such Liens shall be limited to specific property and shall not be blanket Liens.

          7.02 INVESTMENTS. Make any Investments, except:

          (a) Investments held by the Borrowers or the Guarantors in the form of cash, cash equivalents or short-term marketable debt securities so long as such Investments are held in an account in which Administrative Agent has a perfected security interest;

          (b) advances to officers, directors and employees of any Borrower in an aggregate amount not to exceed $2,500,000 at any time outstanding, for travel, tuition reimbursement, 401(k) account transition amounts, entertainment, relocation and analogous ordinary business purposes;

          (c) Investments of any Borrower in any other Borrower or in any Guarantor and Investments of any wholly-owned Subsidiary in any Borrower or any Guarantor;

          (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

          (e) Guarantees permitted by Section 7.03;

          (f) Investments by the Company in shares of its capital stock in connection with its stock repurchase program in an aggregate amount not to exceed $11,400,000.00 in any fiscal year of the Company;

          (g) Permitted Acquisitions and temporary Investments in Domestic Subsidiaries created solely for the purpose of effecting Permitted Acquisitions;

          (h) Investments in Screening in an aggregate amount not to exceed $5,000,000.00; and

          (i) Other Investments existing as of the Closing Date and set forth in
Schedule 7.02 (and renewals, refinancings and extensions thereof).

          7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness under the Loan Documents;

          (b) Indebtedness outstanding on the date hereof and listed on SCHEDULE
7.03 and any refinancings, refundings, renewals or extensions thereof; PROVIDED that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

          (c) Guarantees of the Company or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of any Borrower or Guarantor;

          (d) obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, PROVIDED that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; and

          (e) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in SECTION 7.01(i); PROVIDED, HOWEVER, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $10,000,000;

          (f) Indebtedness owing to another Borrower;

          (g) Indebtedness under surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) Indebtedness that may be deemed to exist under the agreements relating to any Acquisition (including the Transaction) or Disposition as a result of the obligation of the applicable Borrower or Subsidiary to pay indemnification, contingent purchase price payments or other purchase price adjustments or similar obligations; and

          (i) Indebtedness constituting Investments permitted under Section
7.02.

          7.04 FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

          (a) any Subsidiary may merge or consolidate with (i) a Borrower, provided that such Borrower shall be the continuing or surviving Person, (ii) any one or more other Subsidiaries, PROVIDED that when any wholly-owned Subsidiary is merging or consolidating with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person, and, PROVIDED FURTHER that if a Guarantor is merging or consolidating with another Subsidiary, the Guarantor shall be the continuing or surviving Person, and (iii) with any Person that is not a Loan Party in connection with a Permitted Acquisition provided that the ultimate surviving entity becomes a Loan Party within 30 days of such merger or consolidation;

          (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or to a Guarantor; and

          (c) any Disposition permitted under Section 7.05 shall be permitted under this Section.

          7.05 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

          (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

          (b) Dispositions of inventory in the ordinary course of business;

          (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

          (d) Dispositions of property by any Subsidiary to a Borrower or to a Guarantor; and

          (e) Dispositions permitted by Section 7.04;

          (f) Dispositions for cash or cash equivalents;

          (g) Dispositions resulting from casualty loss or condemnation; and

          (h) Dispositions permitted by Section 7.02;

          (i) PROVIDED, HOWEVER, that any Disposition pursuant to clauses (a) through (e) shall be for fair market value.

          7.06 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

          (a) Each Subsidiary may make Restricted Payments to a Borrower, a Guarantor and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

          (b) The Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

          (c) The Company may declare and make Ordinary Dividends so long as after giving effect thereto there is no Event of Default;

          (d) The Company and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests; and

          (e) Restricted Payments permitted by Section 7.02(f).

          7.07 ACQUISITIONS. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (a) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by Borrowers and their Subsidiaries, or substantially related or incidental thereto, (b) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition, and (c) the Cost of Acquisition is less than $50,000,000 (not more than $15,000,000 of which shall be in cash); provided that, prior to effecting any such transaction, Borrowers shall have furnished to Agent (i) pro forma historical financial statements as of the end of the most recently completed fiscal year of the Company and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and (ii) a Compliance Certificate prepared on a historical pro forma basis as of the most recent date for which financial statements have been furnished pursuant to Section 4.01(a) or Section 6.01(a) or (b) giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, (c) the Person acquired shall be a wholly-owned Subsidiary, or be merged into a Borrower or any wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquirer shall be any Borrower or any wholly-owned Subsidiary), and (d) after giving effect to such Acquisition, the aggregate Costs of Acquisition incurred during the fiscal year in which such Acquisition is made shall not exceed $50,000,000 (not more than $25,000,000 of which shall be in cash).

          7.08 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

          7.09 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among Borrowers, Guarantors or a Borrower and any Guarantor.

          7.10 BURDENSOME AGREEMENTS. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to a Borrower or any Guarantor or to otherwise transfer property to a Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of a Borrower or (iii) of a Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; PROVIDED, HOWEVER, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) or any Permitted Lien solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or Permitted Lien, any customary restriction or condition contained in any agreement relating to any Disposition permitted under this Agreement, or the anti-assignment provisions applicable to any contract with a Governmental Authority; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

          7.11 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

          7.12 FOREIGN SUBSIDIARIES. Create, acquire or permit to exist any direct or indirect Subsidiary of the Company that is not a Domestic Subsidiary unless such Subsidiary becomes a Guarantor in accordance with Section 6.13.

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

          8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

          (a) NON-PAYMENT. The Borrowers or any other Loan Party fails to pay any amount of principal of any Loan or any L/C Obligation, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document, within five days after the same becomes due; PROVIDED that with respect to the same becoming due on the Revolving Credit Maturity Date or the Term Loan Maturity Date, the foregoing five day grace period shall not apply;

          (b) SPECIFIC COVENANTS. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of SECTION 6.01, 6.02, 6.03, 6.05(a), 6.10, 6.11, 6.12, 6.13 or 6.16 or ARTICLE VII, or any Guarantor fails to perform or observe any term, covenant or agreement contained in the Guaranty; or

          (c) OTHER DEFAULTS. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of knowledge of any Loan Party thereof or notice thereof from the Administrative Agent or any default or Event of Default occurs under any other Loan Document; or

          (d) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

          (e) CROSS-DEFAULT. (i) the Company or any Subsidiary (A) fails to make any payment of principal and interest when due, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event, after giving effect to applicable grace periods, is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or the Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or

          (f) INSOLVENCY PROCEEDINGS, ETC. Any Loan Party or any of its material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

          (g) INABILITY TO PAY DEBTS; ATTACHMENT. (i) any Loan Party or any material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

          (h) JUDGMENTS. There is entered against the Company or any Subsidiary
(i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

          (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

          (j) INVALIDITY OF LOAN DOCUMENTS. Any Loan Document or any provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document or any provision thereof; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or any provision thereof; or

          (k) CHANGE OF CONTROL. There occurs any Change of Control.

          8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

          (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

          (c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

          (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

PROVIDED, HOWEVER, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

          8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in SECTION 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to SECTION 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

               FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including all reasonable fees, charges and disbursements of any law firm or other external counsel to the Administrative Agent) and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

               SECOND, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and L/C Fees) payable to Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

               THIRD, to payment of that portion of the Obligations constituting accrued and unpaid L/C fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

               FOURTH, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

               FIFTH, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

               SIXTH, to payment of Swap Termination Values owing to any Lender or any Affiliate of any Lender arising under Related Swap Contracts that shall have been terminated and as to which the Administrative Agent shall have received notice of such termination and the Swap Termination Value thereof from the applicable Lender or Affiliate of a Lender and payment of amounts owing to any Lender or any Affiliate of any Lender under any other Related Credit Arrangement and as to which the Administrative Agent shall have received notice of such amount from the applicable Lender or Affiliate of a Lender;

               LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

          Subject to SECTION 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                  ARTICLE IX.
                              ADMINISTRATIVE AGENT

          9.01 APPOINTMENT AND AUTHORIZATION OF THE ADMINISTRATIVE AGENT. (a) Each of the Lenders and the L/C issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

          (b) The Administrative Agent shall also act as the "collateral the Administrative Agent" under the Loan Documents, and each of the Lenders and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the Administrative Agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as "collateral the Administrative Agent" and any co-the Administrative Agents, sub-the Administrative Agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 or otherwise for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X, as though such co-the Administrative Agents, sub-the Administrative Agents and attorneys-in-fact were the "collateral the Administrative Agent" under the Loan Documents as if set forth in full herein with respect thereto.

          9.02 RIGHTS AS A LENDER. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to Lenders.

          9.03 EXCULPATORY PROVISIONS. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

          (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

          (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

          (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

          (d) the Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders, or the Required Revolving Lenders or Required Term Loan Lenders, as the case may be (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 10.01) or
(ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by the Borrowers, a Lender or the L/C Issuer. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          9.04 RELIANCE BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          9.05 DELEGATION OF DUTIES. the Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub the Administrative Agents appointed by the Administrative Agent. The Administrative Agent and any such sub the Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub the Administrative Agent and to the Related Parties of the Administrative Agent and any such sub the Administrative Agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

          9.06 RESIGNATION OF THE ADMINISTRATIVE AGENT. The Administrative Agent may at any time give notice of its resignation to Lenders, the L/C Issuer and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and, which successor administrative agent shall be consented to by the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring the Administrative Agent shall continue to hold such collateral security until such time as a successor the Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor the Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) the Administrative Agent, and the retiring the Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor the Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring the Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring the Administrative Agent, its sub the Administrative Agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring the Administrative Agent was acting as the Administrative Agent.

          Any resignation by Bank of America as the Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor's appointment as the Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

          9.07 NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

          9.08 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, no Lender holding a title listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

          9.09 THE ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, the L/C Issuer and the Administrative Agent and their respective the Administrative Agents and counsel and all other amounts due Lenders, the L/C Issuer and the Administrative Agent under SECTIONS 2.04(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its the Administrative Agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

          9.10 GUARANTY MATTERS. Each Lender and the L/C Issuer hereby irrevocably authorizes the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, each Lender and the L/C Issuer will confirm in writing the Administrative Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this
Section 9.10.

          9.11 COLLATERAL MATTERS. (a) Each Lender and the L/C Issuer hereby irrevocably authorizes and directs the Administrative Agent to enter into the Collateral Documents for the benefit of such Lender and the L/C Issuer. Each Lender and the L/C Issuer hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth in Section 10.01, any action taken by the Required Lenders, in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders and the L/C Issuer. The Administrative Agent is hereby authorized (but not obligated) on behalf of all of Lenders and the L/C Issuer, without the necessity of any notice to or further consent from any Lender or the L/C Issuer from time to time prior to, an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

          (b) Each Lender and the L/C issuer hereby irrevocably authorize the Administrative Agent, at its option and in its discretion,

               (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (C) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, or (D) in connection with any foreclosure sale or other disposition of Collateral after the occurrence of an Event of Default; and

               (ii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement or any other Loan Document.

Upon request by the Administrative Agent at any time, each Lender and the L/C Issuer will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of Collateral pursuant to this Section 9.11.

          (c) Subject to (b) above, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender and the L/C Issuer, to execute such documents as may be necessary to evidence the release or subordination of the Liens granted to the Administrative Agent for the benefit of the Administrative Agent and Lenders and the L/C Issuer herein or pursuant hereto upon the applicable Collateral; provided that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to or create any liability or entail any consequence other than the release or subordination of such Liens without recourse or warranty and (ii) such release or subordination shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrowers or any other Loan Party in respect of) all interests retained by any Borrower or any other Loan Party, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Administrative Agent shall be authorized to deduct all expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

          (d) The Administrative Agent shall have no obligation whatsoever to any Lender, the L/C Issuer or any other Person to assure that the Collateral exists or is owned by the applicable Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or in any of the Collateral Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 9.11 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent's own interest in the Collateral as one of Lenders and that the Administrative Agent shall have no duty or liability whatsoever to Lenders or the L/C Issuer.

          (e) Each Lender and the L/C Issuer hereby appoints each other Lender as the Administrative Agent for the purpose of perfecting Lenders' and the L/C Issuer's security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender or the L/C Issuer (other than the Administrative Agent) obtain possession of any such Collateral, such Lender or the L/C Issuer shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent's instructions.

                                   ARTICLE X.
                                  MISCELLANEOUS

          10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

          (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender; PROVIDED, HOWEVER, in the sole discretion of the Administrative Agent, only a waiver by the Administrative Agent shall be required with respect to immaterial matters or items specified in SECTION 4.01(a) (iv) or (v) with respect to which the Borrowers have given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly following the Closing Date;

          (b) extend or increase the Revolving Credit Commitment of any Revolving Lender (or reinstate any Revolving Credit Commitment terminated pursuant to Section 8.02) without the written consent of such Revolving Lender;

          (c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

          (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this SECTION 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; PROVIDED, HOWEVER, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of any Borrower to pay interest or L/C Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

          (e) change SECTION 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

          (f) change any provision of this Section or the definition of "Required Lenders" or "Required Revolving Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

          (g) except as permitted by SECTION 9.10, release any Guarantor from the Guaranty or release the Liens on all or substantially all of the Collateral in any transaction or series of related transactions except in accordance with the terms of any Loan Document, without the written consent of each Lender;

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; and (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender.

          10.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATIONS.

          (a) NOTICES GENERALLY. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

               (i) if to any Borrower or Guarantor, to the address, telecopier number, electronic mail address or telephone number specified for the Company on Schedule 10.02, and if the Administrative Agent, or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

               (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

          (b) ELECTRONIC COMMUNICATIONS. Notices and other communications to Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

          (c) THE PLATFORM. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE ADMINISTRATIVE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OF FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY ADMINISTRATIVE AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "the Administrative Agent Parties") have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such the Administrative Agent Party; provided, however, that in no event shall any the Administrative Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

          (d) CHANGE OF ADDRESS, ETC. Each of each Borrower, the Administrative Agent, and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, and the L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.


          (e) RELIANCE BY THE ADMINISTRATIVE AGENT. L/C ISSUER AND LENDERS. The Administrative Agent, the L/C Issuer and Lenders shall be entitled to rely and act upon any notices (including telephonic Revolving Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

          10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

          (a) COSTS AND EXPENSES. Each Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) INDEMNIFICATION BY THE BORROWER. Each Borrower shall indemnify the Administrative Agent (and any subagent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any law firm or external counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transaction, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-the Administrative Agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses
(x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

          (c) REIMBURSEMENT BY LENDERS. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-the Administrative Agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-the Administrative Agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-the Administrative Agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-the Administrative Agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

          (d) WAIVER OF CONSEQUENTIAL DAMAGES, ETC. To the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee (it being understood that this sentence does not affect the confidentiality obligations of the Administrative Agent and the Lenders under SECTION 10.07 hereof).

          (e) PAYMENTS. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

          (f) SURVIVAL. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

          10.05 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

          10.06 SUCCESSORS AND ASSIGNS.

          (a) SUCCESSORS AND ASSIGNS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the L/C Issuer and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) ASSIGNMENTS BY LENDERS. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and its Revolving Loans (including for purposes of this subsection (b), participations in L/C Obligations) or of its Applicable Term Loan Percentage of the Term Loan at the time owing to it (such Lender's portion of Loans, commitments and risk participations with respect to the Revolving Credit Facility and the Term Loan Facility (each, an "Applicable Facility") being referred to in this Section 10.06 as its "Applicable Share")); provided that any such assignment shall be subject to the following conditions:

               (i) MINIMUM AMOUNTS.

                    (A) in the case of an assignment of the entire remaining
               amount of the assigning Revolving Lender's Revolving Credit Commitment or the Term Loan Lender's Term Loan, as applicable, and the Loans at the time owing to it or in the case of an assignment to a Lender, and Affiliate of a Lender or an Approved Fund, no minimum amount need to be assigned; and

                    (B) in any case not described in subsection (b)(i)(A) of
               this Section, the aggregate amount of the Applicable Share (which for this purpose includes Loans outstanding thereunder) with respect to each Applicable Facility, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (A) $5,000,000 with respect to the Revolving Credit Facility and (B) $1,000,000 with respect to the Term Loan Facility, unless in either case each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consent (each such consent not to be unreasonably withheld or delayed), or unless such assignment is being made to or among members of an Assignee Group or from a member of an Assignee Group to a Lender or Affiliate thereof;

               (ii) PROPORTIONATE AMOUNTS. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Applicable Facility, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among the Applicable Facilities on a non-pro rata basis

               (iii) REQUIRED CONSENTS. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

                    (A) the consent of the Company (such consent not to be
               unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

                    (B) the consent of the Administrative Agent (such consent
               not to be unreasonably withheld or delayed) shall be required if such assignment is to be a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

                    (C) the consent of the L/C Issuer (such consent not to be
               unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding);

               (iv) ASSIGNMENT AND ASSUMPTION. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.06; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and provided, however, that (i) no fee shall be payable in connection with a single assignment to or among members of an Assignee Group or any Lender or an Affiliate thereof and (ii) only one such fee shall be payable in the event of contemporaneous multiple assignments by or to members of an Assignee Group or a Lender or an Affiliate thereof. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

               (v) NO ASSIGNMENT TO BORROWERS. No such Assignment shall be made to a Borrower or any Affiliate of a Borrower, or any Subsidiary thereof.

               (vi) NO ASSIGNMENT TO NATURAL PERSONS. No such assignment shall be made to a natural person.

               Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

          (c) REGISTER. The Administrative Agent, acting solely for this purpose as an the Administrative Agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrowers and the L/C Issuer, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

          (d) PARTICIPATIONS. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or any Borrower or any of Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the L/C Issuer and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection
(e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection
(b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 10.08 as though it were a Lender, provided such Participant agrees to be subject to SECTION 2.13 as though it were a Lender.

          (e) LIMITATIONS UPON PARTICIPANT RIGHTS. A Participant shall not be entitled to receive any greater payment under SECTION 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent.

          (f) CERTAIN PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (g) ELECTRONIC EXECUTION OF ASSIGNMENTS. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

          (h) RESIGNATION AS L/C ISSUER. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to the Company and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

          10.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of the Administrative Agent, Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, the Administrative Agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower. For purposes of this Section, "INFORMATION" means all information received from any Borrower or any Subsidiary relating to any Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Borrower or any Subsidiary, provided that, in the case of information received from any Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning a Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

          10.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of the Borrowers or the Loan Parties now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or any such Affiliate, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or the Loan Parties may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          10.09 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

          10.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          10.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

          10.12 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.13 GOVERNING LAW; ARBITRATION.

          (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA APPLICABLE TO CONTRACTS EXECUTED AND TO BE FULLY PERFORMED IN SUCH STATE; PROVIDED THAT THE PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) THIS SECTION CONCERNS THE RESOLUTION OF ANY CONTROVERSIES OR CLAIMS BETWEEN THE BORROWERS AND THE LENDERS, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING BUT NOT LIMITED TO CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE TO: (i) THIS AGREEMENT (INCLUDING ANY RENEWALS, EXTENSIONS OR MODIFICATIONS); OR (ii) ANY DOCUMENT RELATED TO THIS AGREEMENT (COLLECTIVELY, A "CLAIM"). FOR THE PURPOSES OF THIS ARBITRATION PROVISION ONLY, THE TERM "LENDER" SHALL INCLUDE ANY PARENT CORPORATION, SUBSIDIARY OR AFFILIATE OF EACH LENDER INVOLVED IN THE SERVICING, MANAGEMENT OR ADMINISTRATION OF ANY OBLIGATION DESCRIBED OR EVIDENCED BY THIS AGREEMENT.

          (c) AT THE REQUEST OF THE BORROWERS OR THE LENDERS, ANY CLAIM SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9, U.S. CODE) TITLE 8.01 OF THE CODE OF VIRGINIA (COLLECTIVELY, THE "ACT"). THE ACT WILL APPLY EVEN THOUGH THIS AGREEMENT PROVIDES THAT IT IS GOVERNED BY THE LAW OF A SPECIFIED STATE. THE ARBITRATION WILL TAKE PLACE ON AN INDIVIDUAL BASIS WITHOUT RESORT TO ANY FORM OF CLASS ACTION. HOWEVER, THE ARBITRATOR(S) SHALL HAVE THE DISCRETION TO CONSOLIDATE PROCEEDINGS PERTAINING TO THE LOAN PARTIES, THEIR SUCCESSORS AND ASSIGNS.

          (d) ARBITRATION PROCEEDINGS WILL BE DETERMINED IN ACCORDANCE WITH THE ACT, THE THEN-CURRENT RULES AND PROCEDURES FOR THE ARBITRATION OF COMMERCIAL FINANCIAL DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION OR ANY SUCCESSOR THEREOF ("AAA"), AND THE TERMS OF THIS SECTION. IN THE EVENT OF ANY INCONSISTENCY, THE TERMS OF THIS SECTION SHALL CONTROL. IF AAA IS UNWILLING OR UNABLE TO (I) SERVE AS THE PROVIDER OF ARBITRATION OR (II) ENFORCE ANY PROVISION OF THIS ARBITRATION CLAUSE, ANY PARTY TO THIS AGREEMENT MAY SUBSTITUTE ANOTHER ARBITRATION ORGANIZATION WITH SIMILAR PROCEDURES TO SERVE AS THE PROVIDER OF ARBITRATION.

          (e) THE ARBITRATION SHALL BE ADMINISTERED BY AAA AND CONDUCTED, UNLESS OTHERWISE REQUIRED BY LAW, IN FAIRFAX COUNTY, VIRGINIA. ALL CLAIMS SHALL BE DETERMINED BY ONE ARBITRATOR; HOWEVER, IF CLAIMS EXCEED $5,000,000, UPON THE REQUEST OF ANY PARTY, THE CLAIMS SHALL BE DECIDED BY THREE ARBITRATORS. ALL ARBITRATION HEARINGS SHALL COMMENCE WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION AND CLOSE WITHIN 90 DAYS OF COMMENCEMENT AND THE AWARD OF THE ARBITRATOR(S) SHALL BE ISSUED WITHIN 30 DAYS OF THE CLOSE OF THE HEARING. HOWEVER, THE ARBITRATOR(S), UPON A SHOWING OF GOOD CAUSE, MAY EXTEND THE COMMENCEMENT OF THE HEARING FOR UP TO AN ADDITIONAL 60 DAYS. THE ARBITRATOR(S) SHALL PROVIDE A CONCISE WRITTEN STATEMENT OF REASONS FOR THE AWARD. THE ARBITRATION AWARD MAY BE SUBMITTED TO ANY COURT HAVING JURISDICTION TO BE CONFIRMED, JUDGMENT ENTERED, AND ENFORCED.

          (f) THE ARBITRATOR(S) WILL GIVE EFFECT TO STATUTES OF LIMITATION IN DETERMINING ANY CLAIM AND MAY DISMISS THE ARBITRATION ON THE BASIS THAT THE CLAIM IS BARRED. FOR PURPOSES OF THE APPLICATION OF THE STATUTE OF LIMITATIONS, THE SERVICE ON AAA UNDER APPLICABLE AAA RULES OF A NOTICE OF CLAIM IS THE EQUIVALENT OF THE FILING OF A LAWSUIT. ANY DISPUTE CONCERNING THIS ARBITRATION PROVISION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). THE ARBITRATOR(S) SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS AGREEMENT.

          (g) THIS SECTION DOES NOT LIMIT THE RIGHT OF ANY BORROWER OR ANY LENDER TO: (i) EXERCISE SELF-HELP REMEDIES, SUCH AS BUT NOT LIMITED TO, SETOFF;
(ii) INITIATE JUDICIAL OR NONJUDICIAL FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL; (iii) EXERCISE ANY JUDICIAL OR POWER OF SALE RIGHTS, OR
(iv) ACT IN A COURT OF LAW TO OBTAIN AN INTERIM REMEDY, SUCH AS BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR APPOINTMENT OF A RECEIVER, OR ADDITIONAL OR SUPPLEMENTARY REMEDIES.

          (h) THE FILING OF A COURT ACTION IS NOT INTENDED TO CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE SUING PARTY, THEREAFTER TO REQUIRE SUBMITTAL OF THE CLAIM TO ARBITRATION.

          (i) BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

          10.14 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the Act.

          10.15 TIME OF THE ESSENCE. Time is of the essence of the Loan
Documents.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                    BORROWERS:

                                    INTERSECTIONS INC.

                                    By: /s/ Michael R. Stanfield
                                        -----------------------------
                                    Name: Michael R. Stanfield
                                          --------------------------
                                    Title: Chairman and Chief Executive Officer


                                    CREDITCOM SERVICES, LLC

                                    By: /s/ Michael R. Stanfield
                                        -----------------------------
                                    Name:   Michael R. Stanfield
                                            -----------------------------
                                    Title:  Chairman and Chief Executive Officer


                                    INTERSECTIONS HEALTH SERVICES, INC.

                                    By:/s/ Michael R. Stanfield
                                       -----------------------------
                                    Name:   Michael R. Stanfield
                                            -----------------------------
                                    Title:  Chairman


                                    CHARTER MARKETING SERVICES, INC.

                                    By:/s/ Michael R. Stanfield
                                       -----------------------------
                                    Name:   Michael R. Stanfield
                                            -----------------------------
                                    Title:  Chairman









                                   BANK OF AMERICA, N.A., as the
                                   Administrative Agent, a Lender and L/C Issuer

                                   By:___________________________
                                   Name:  _________________________
                                   Title: ________________________